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                                                                   EXHIBIT 10.17


July 15, 2002

Thomas J. Walters
640 North LaSalle Suite 295
Chicago, IL 60610

Dear Thomas:

     This letter will confirm our mutual agreement regarding the terms and conditions of your separation from the employment of Chart House Enterprises, Inc. ("Company"), effective August 9, 2002. In consideration for mutual promises and conditions contained in this letter and the attached Waiver and Release Agreement (the "Release Agreement, Exhibit B"), the receipt and sufficiency of which is hereby expressly acknowledged by the parties, the Company shall provide you with the following:

     1. SEVERANCE COMPENSATION SCHEDULE. Severance compensation in the amount of fifty-two weeks base pay and fifty-two weeks supplemental pay less applicable federal, state and local taxes, will be paid to you upon your execution of this letter and the Separation Agreement, and your completion of the other promises you have made in this letter. All severance compensation paid pursuant to the terms herein shall be paid in accordance with the Company's standard payroll procedures and shall commence on the regularly scheduled payroll payment date immediately following your execution of this letter agreement, the Release Agreement and adherence to the various conditions set forth below. Except as expressly set forth herein, the foregoing severance compensation is in lieu of any other Company compensation or other money which may be payable to you and shall not be further modified absent with written consent of the Company's severance Pay plan Committee. Furthermore, should you accept employment either directly or indirectly with Landry's Restaurants, Inc., or any subsidiary or affiliate thereof within two years of the execution of this agreement, at the Company's option, you shall be obligated upon demand to repay to the Company all base and supplemental severance pay which has been paid to you.

     2. FINAL PAYCHECK. A final paycheck for services rendered through August 9, 2002, less applicable federal, state and local taxes. Your final paycheck will include all of your accrued but unused vacation pay.

     You promise to do the following:

     1. WAIVER AND RELEASE AGREEMENT. For consideration of signing the Waiver and Release Agreement, you will receive ten (10) dollars. Upon signing, you will deliver the Waiver and Release Agreement to us. You are free to have the Waiver and Release Agreement reviewed by counsel if you wish. You may have up to 45 days for this purpose. Pursuant to federal law, there will be a seven-day waiting period following your signature and delivery of the Waiver and Release Agreement to us. Your severance compensation will be paid out at that time, assuming that you have fulfilled your other promises in this letter.

     2    NON-SOLICITATION AGREEMENT. In addition, you will be required to sign the attached Non- Solicitation Agreement. Please enclose the Non-Solicitation Agreement when you return the signed Waiver and Release Agreement.

     3. RETURN OF COMPANY PROPERTY. On or before August 9, 2002 you will deliver all Company property whatsoever which is in your custody or under your control, including by way of example, all keys, identification cards, business cards, credit cards and Company documents. A list of items, which are considered to be Company Property, is attached to this letter as Exhibit A.

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     4.   TRAVEL AND EXPENSE REPORTS. On or before August 9, 2002, you will submit to the Company all travel and entertainment expense reports relating to any Company business expenses you have incurred. All such reports should be completed in accordance with Company Policy. You will be personally responsible for any dishonored amounts. You will not be reimbursed for any charges related to Company business, which you have incurred on your Company credit card, but rather, you should deliver the Company credit card statement to the Company for payment as soon as it is received by you. If you have incurred any personal charges on the Company credit card, such amounts will be deducted from your severance. If you do not submit a travel and entertainment expense report by the above date for all charges outstanding on your Company credit card, the charges will be presumed to be personal and will be deducted from your severance.

     In addition, you and the Company acknowledge the following:

     1. MEDICAL INSURANCE. If you are a participant in the Company's group insurance program, after the Effective Date of your termination, the Company will no longer pay any portion of the cost related to your participation in the Company group health insurance plan. You have the option under federal COBRA law to remain covered under the Company group health insurance plan for up to 18 months following your separation from the Company, at your expense. If elected, COBRA coverage begins the day after termination. Even though you have 60 days from date of termination to elect coverage, once elected, you must pay premium from date coverage begins. Then, you have 45 days from date of election to make the first payment. The monthly rate is as follows:

                              Self     Self+1   Family
                    -   EPO - 251.91 / 453.44 / 629.77
                    -   PPO - 296.36 / 533.46 / 740.91

You may not change levels of coverage, but you may drop dependents. Upon termination Plan Handlers will mail to your home all information related to COBRA Insurance

     2. STOCK OPTIONS. If you have any stock options under any of the Company stock option plans, you will receive a separate communication detailing the status of your stock options.

     3. 401(k) PLAN. If you are a participant in the Company's 401(k) Plan, your account may be distributed to you in accordance with normal practices and procedures. The amount distributed to you will be subject to income tax unless you arrange for a transfer by the Plan Trustee to another qualified retirement plan, such as an IRA. The Benefits Department will provide further information.

     Please acknowledge your agreement with the terms of this letter agreement by signing below and by executing the attached Release Agreement in the spaces provided therein.

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     We wish you the best of luck in your future endeavors.

                              Sincerely,

                              /s/ KENNETH R. POSNER
                              ------------------------
                              Kenneth R. Posner
                              Chief Financial Officer and President

I ACKNOWLEDGED AND AGREED TO THIS 12th DAY OF AUGUST 2002.

/s/ THOMAS J. WALTERS
---------------------------
Thomas J. Walters

                                                                       EXHIBIT A

                            LIST OF COMPANY PROPERTY

(Please X to indicate you have returned such items to the company, or indicate "N/A" if not applicable.)

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/ /  Cards - Business cards
/X/  Cards - Company credit cards
/ /  Cards - Employee identification card
/X/  Cards - Phone calling cards
/ /  Cards - Restaurant inspection/discount cards
/ /  Cards - Security Access Cards
/ /  Company documents - stationary
/ /  Company documents - personnel files for any employees supervised
/ /  Company documents - prep manuals
/ /  Company documents - resource materials
/ /  Company documents - project files
/ / Company documents - all other books, manuals, paperwork or computer files related to the Company's business, which were received or generated during the course of employment
/ /  Equipment - Cellular Phone
/ /  Equipment - Fax Machine
/ /  Equipment - Computer (laptop and/or desk computer), monitor, peripherals
/ /  Equipment - Micro-cassette recorder; video/audio recording devices
/ /  Equipment - Pager
/ /  Equipment - Phone
/ /  Unissued Gift Certificates
/ /  Gifts or samples received from vendors
/ /  Keys
/ /  Office furniture, equipment, decor and artwork
/ /  Phone Line for Phone Number (____) _______________
/ /  Phone Line for Phone Number (____) _______________
/ /
     --------------------------------
/ /
     --------------------------------
/ /
     --------------------------------
/ /
     --------------------------------


                          CHART HOUSE ENTERPRISES, INC.
                                                                       EXHIBIT B
                               SEVERANCE PAY PLAN

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                          WAIVER AND RELEASE AGREEMENT

(1) In consideration for signing the Waiver and Release Agreement you will receive ten (10) dollars. By signing, you will agree to the following:
      Under the terms of the Chart House Enterprises, Inc. Severance Pay Plan ("Plan"), I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge Chart House Enterprises, Inc. ("Company") and its parents, subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including its and their respective directors, officers, associates, employees, shareholders, partners and agents, past, present and future) and each of its and their respective successors and assigns (collectively referred to as "Releasees"), from any and all known or unknown actions, causes of action, claims or liabilities of any kind that have or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees and/or any other occurrence up to and including the date of this Waiver and Release Agreement, including but not limited to:

      (a) claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended ("ADEA"), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal or local employment discrimination statutes (including, but not limited to, claims based upon age, sex, attainment of benefit plan rights, race religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation and veteran status); and/or

      (b) claims, actions, causes of action or liabilities arising under any other federal, state municipal or local statute, law, ordinance or regulation; and/or

      (c) any other claim whatsoever including, but not limited to, claims for severance pay (other than claims for supplemental severance pay under the Plan), claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees, but excluding the filing of an administrative charge, any claims I may make under state workers' compensation or unemployment laws, and/or any claims by law I cannot waive.

(2) I also agree never to sue any of the Releasees or become a party to in a lawsuit on the basis of any claim or any type whatsoever arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees, other than a lawsuit to challenge this Waiver and Release Agreement under the ADEA.

(3) I further acknowledge and agree that if I breach the provisions of paragraph (2) above, then (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of paragraph

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      (2) above, (b) the Company shall not be obligated to continue payment of the supplemental severance pay, if any, to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Waiver and Release Agreement and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to
      (c), at the Company's option, I shall be obligated upon demand to repay to the Company all but $500.00 of any supplemental severance pay, if any, paid or made available to me. I further agree that the foregoing covenants in this paragraph (3) shall not affect the validity of this Waiver and Release Agreement and shall not be deemed to be a penalty or forfeiture.

(4) I further waive my right to any monetary recovery should any federal, state or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

(5) I further waive, release and discharge the Releasees from any reinstatement rights, which I have or could have, and I acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

(6) I further agree that if I breach the Confidential Information, No Solicitation of Employees or No Disparagement provisions of the Plan, then
      (a) the Company shall be entitled to apply for and receive an injunction to restrain such breach, (b) the Company shall not be obligated to continue payment of any supplemental severance pay, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing the Confidential Information provisions of the Plan (including court costs, expenses and reasonable legal fees).

(7) I acknowledge I have been given forty-five (45) days to consider this Waiver and Release Agreement thoroughly and I was encouraged by the Plan Committee to consult with my personal attorney, if desired, before signing below.

(8)   I understand I may revoke this Waiver and Release Agreement within seven
      (7) days after its signing and that any revocation must be made in writing and submitted within this seven-day period to the Plan Committee. I further understand that if I revoke this Waiver and Release Agreement, I shall not receive any supplemental severance pay under the Plan.

(9) I also understand that the supplemental severance pay, if any, which I will receive under the Plan in exchange for signing, and not later revoking, this Waiver and Release Agreement are in addition to anything of value to which I am already entitled.

(10) I FURTHER UNDERSTAND THAT THIS WAIVER AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

(11) I acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver and Release Agreement shall continue in full force and effect.

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(12)  This Waiver and Release Agreement is deemed made and entered into in the state in which I was employed by the Company and in all respects shall be interpreted, enforced and governed under the laws of that state, except to the extent superseded by federal law. Any dispute under this Waiver and Release Agreement shall be adjudicated by a court of competent jurisdiction in the state in which I was employed by the Company.

(13) I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Waiver and Release Agreement and that I voluntarily enter into this Waiver and Release Agreement by signing below.

(14) If applicable, I also knowingly waive the provision of the California Civil Code Section 1542, which reads as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


                                 Signed: /s/ THOMAS J. WALTERS
                                         ---------------------------


                                 Dated: August 12, 2002


                                 PLEASE RETURN THE SIGNED AND DATED WAIVER AND RELEASE AGREEMENT TO KENNETH R. POSNER